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EXHIBIT 32.2

The following certification will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor will the certification be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the registrant specifically incorporates it by reference.

CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ronald E. Dowdy, Group Controller, Treasurer, Secretary and Principal Accounting Officer of Star Buffet, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended May 17, 2004 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 29, 2004	/s/ RONALD E. DOWDY Ronald E. Dowdy Group Controller, Treasurer, Secretary and Principal Accounting Officer

A signed original of the above certification has been provided to Star Buffet, Inc. and will be retained by Star Buffet, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002